EXHIBIT 23

           Consent of Independent Registered Public Accounting Firm


     We have issued our Auditors' report, dated April 1, 2013, accompanying the audited consolidated financial statements for the years ended December 31, 2012 and 2011 of Flexible Solutions International Inc. We hereby consent to the use of the aforementioned report in the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission.

                                          /s/ MNP, LLP

                                          Chartered Accountants

Meyers Norris Penny, LLP
Burnaby, BC, Canada
October 15, 2013

                              CONSENT OF ATTORNEYS

     Reference is made to the Registration Statement of Flexible Solutions International Inc. on Form S-8 whereby the Company, as well as certain shareholders of the Company, propose to sell up to 1,164,000 shares of the Company's Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                    Very Truly Yours,

                                    HART & HART, LLC

                                    By  /s/ William T. Hart

                                      William T. Hart


Denver, Colorado
October 2, 2013